UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2016

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2016, A. H. Belo Corporation announced its consolidated financial results for the three months ended June 30, 2016.   A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2016, the Board of Directors of A. H. Belo Corporation (the “Company”) approved the termination of the Company’s Pension Transition Supplement Restoration Plan.  Two executive officers, James M. Moroney III, Chairman, President and Chief Executive Officer, and Robert W. Decherd, Vice Chairman of the Board, were the remaining two participants in the Plan, and their account balances, $11,925  and $1,546, respectively, will be distributed to them in accordance with Internal Revenue Code Section 409A.  The A. H. Belo Pension Transition Supplement Plan as initially adopted is filed as Exhibit 10.6 to the Company’s Form 8-K filed February 12, 2008, and the first amendment thereto was filed as Exhibit 10.4 to the Company’s Form 8-K filed April 2, 2009.  The second amendment terminating the A. H. Belo Transition Supplement Restoration Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Second Amendment to the A. H. Belo Pension Transition Supplement Plan effective August 1, 2016

99.1	Press Release issued by A. H. Belo Corporation on August 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. H. BELO CORPORATION

Date:	August 2, 2016	By:	/s/ Katy Murray
Katy Murray
Senior Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1   Second Amendment to the A. H. Belo Pension Transition Supplement Plan effective August 1, 2016

Exhibit No. 99.1 Press Release issued by A. H. Belo Corporation on August 2, 2016